SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2009

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2009 Annual Meeting of Stockholders held on June 3, 2009, the stockholders of priceline.com Incorporated (the “Company”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to enable the holders of at least twenty-five percent (25%) of the outstanding shares of the Company’s common stock to call a special meeting of stockholders.  The amendment to the Amended and Restated Certificate of Incorporation became effective upon filing with the Delaware Secretary of State on June 5, 2009.  Additionally, on June 3, 2009, the Company’s board of directors approved an amendment, effective June 5, 2009, to the Company’s Bylaws to set forth certain procedural requirements for stockholders to call a special meeting of stockholders.

Prior to June 5, 2009, the Company’s Amended and Restated Certificate of Incorporation prohibited stockholders from calling a special meeting of stockholders.

Item 9.01.            Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of priceline.com Incorporated.

3.2	Certificate of Amendment to the Bylaws of priceline.com Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan.
Title: Chief Financial Officer

Date:  June 5, 2009

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of priceline.com Incorporated.

3.2	Certificate of Amendment to the Bylaws of priceline.com Incorporated.